EX-10.8
                           EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of July 1, 2001 (the "Effective Date"), by and between 5G Wireless Communications, Inc, (the "Employer"), and Mr. Cameron Robb ("The
Employee").

TERM of this Agreement is for 3 years from the "Effective Date."
Thirty days prior to expiration of this Agreement, Employee and Employer will enter into negotiations to re-evaluation, terminate of extend contract.

WHEREAS, Employee had advised Employer of his willingness to act in the capacity of Office and Marketing Assistant for 5G Wireless
Communications, Inc., as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

     SECTION 1:  EMPLOYMENT.  Employer employs Employee and
Employee hereby accepts this employment and agrees to exercise and perform faithfully, and to the best of his ability on behalf of Employer the powers and duties customarily exercised and preformed by an Office and Marketing Assistant of 5G Wireless Communications, Inc. in the terms and conditions set forth herein. Employee acknowledges and agrees that he is hereby also making a moral commitment to honor this Agreement, and to provide

     SECTION 2:  EMPLOYEE'S SERVICE AND DUTIES.

     During the terms hereof ,Employee shall:

     (a) Observe and conform to the policies and directions promulgated by Employer's Board Directors;

     (b) Assume and perform those duties customarily preformed by the Office Assistant of the Corporation as imposed by the Bylaws of Employer; and

The precise services to be preformed by Employee may be extended, modified or curtailed, from time to time, at the discretion of the Board of Directors of Employer, provided such services shall at all times be the nature customarily preformed by the Office and Marketing Assistant of the Corporation.

Employee represents and warrants to Employer that (i) employee understands and voluntarily agrees to the provisions of this Agreement, (ii) Employee has been advised by competent legal counsel in connection with negotiations and execution of this Agreement, (iii) Employee is free to enter into this Agreement and had no commitment, arrangement or understanding to or with any third party which restrains or is in the conflict of this Agreement or which would operate to prevent Employee from performing his services the Employer while Employee had agreed to provide hereunder.

     SECTION 3: COMPENSATION AND OTHER BENEFITS. As compensation for the services to be rendered by Employee hereunder, Employer shall pay and Employee shall accept the following compensation and benefits.

     3.1 Base Salary. Employer shall pay to the Employee a salary of $8,000 USD per month commencing as the Effective Date, Payable in monthly installments on the 3-27th day of each month. The Board of Directors shall review Employee's base salary annually and may, in it's sole discretion, grant such increases as it may deem appropriate.

     3.2 Additional Benefits. During the term of Employee's employment under this Agreement, Employee shall be entitled to receive such other benefits of employment as are made available to other employees of the Employer, such as life, health, dental, vision and accident insurance on Employee in the form, kind and amount made available under group insurance coverage to employees of Employer and their dependant's, as well as stock options.

     3.3 Expense Reimbursement. The Employee shall be entitled to reimbursement of all expenses incurred by Employee; such expenses will not be held back nor will there be any discrepancies for such expenses. All expenses will be reimbursed within a reasonable time not to exceed 35 days.

     3.4 Disability. If the Employee has been disabled for a period if at lease 6 months during which period Employee was disabled for 180 consecutive days, the Employer may elect, upon notice to the Employee, to pay the Employee 2/3 if the compensation the Employee would otherwise be entitled. Disability shall mean the Employee's inability, due to sickness or injury, to perform effectively the job duties hereunder.

     3.5 Vacation Employee shall be entitled to an annual vacation according to the Employer's personal policy three (3) weeks per year without reduction in salary. Employee shall also be entitled to all paid holidays provided to Employer's senior officers.

     SECTION 4:  TERMINATION OF EMPLOYMENT.  Termination by
Employer Without Cause. Employer, by written approval of the Board of Directors duly taken in accordance with law and Employer's Bylaws, may terminate this Agreement and Employee's rights hereunder, without cause or any reason whatsoever. Upon termination, payment to the Employee of the sum of the remaining contract obligation term as well as any unpaid salaries due to employs, as states herein will be paid in full to Employee, and all stock options and or shares previously granted to the employee will remain with the employee.

     SECTION 5:  NONDISCLOSURE COVENANTS.

     5.1 The right, title and interest in and to all inventions after the "Effective Date," disclosures and improvements, whether patented or un-patented, and any copyrightable material, made or conceived by Employee, either along or with others at any time either within or outside of normal working hours, during Employee's employment by Employer, which relate to methods, apparatus, designs, products, processes or devices, which otherwise relate to or pertain to the business, functions or operations of Employer if which arise from Employee's efforts during the course of Employee's employment with Employer, shall be and remain, property of the Employer. Employee agrees to disclose to Employer in such form as Employer may request all information, detail and data pertinent to any such information, including executing such papers and documents as may be necessary to permit Employer for file and prosecute applicable patent applications and, as to copyrightable material, obtain copyright thereof. All items mentioned on this section that have been personally developed by Employee will be submitted in writing and attached hereto and held excluded form this Agreement.

     SECTION 6: ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties with respect to the Employment of Employee by Employer. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

     SECTION 7: WAIVER OF BREACH. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions or to effect either the validity if this Agreement or any part hereof or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     SECTION 8: NOTICE. Any written notice to be given to Employee by Employer must be given either by registered mail and return receipt requested, addresses to Employee at his then current residence, Any written notice to be given to the Employer by the Employee shall be given either by personal delivery to the Chairman of the Board of Directors of Employer , or by mail, registered or certified, postage prepaid with return receipt requested, addressed to the Chairman of the Board of Directors of the Employer at the administrative offices of the Employer.

     SECTION 9: ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Employer; it's successors and assignees. Employee may not assign all of any part of his interest under this Agreement without the prior written consent of Employer. This Agreement will survive any change in control of the companies Officers and Directors, of which such new Officers and Directors will be obligated under the law to fulfill the obligations under this entire Agreement.

     SECTION 10: ARBITRATION AND ATTORNEY'S FEES. Any controversy of claim arising or relating to this Agreement shall be subject to arbitration in Las Vegas, Nevada pursuant to the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award, may be entered by the court having jurisdiction. The prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees shall be set by the arbitrator and shall be in addition to any other relief that may be awarded.

     SECTION 11: GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed under the laws of the state if Nevada, except to the extent that any Federal law regulating commercial banks may apply.

     SECTION 12: CAPTIONS AND SECTION HEADINGS. Captions and section headings used herein are for convenience and are not part of this Agreement and shall not be construing its provisions.

     SECTION 13: SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement has been executed with the invalid provisions eliminates.

     SECTION 14: RECEIPT OF AGREEMENT. Each of the parties hereto acknowledges that he or it has read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy hereof. A fully executed copy shall be an original for all purposes, and is a duplicate original.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the day and year first written above.


EMPLOYER:                            5G WIRELESS COMMUNICATIONS, INC.


                                     By: /s/  Michael Tan
                                     Michael Tan, CEO

                                     By: /s/  Allen Schwabe
                                     Allen Schwabe, Secretary


EMPLOYEE:                            /s/  Cameron Robb
                                     Cameron Rob